Cypress Environmental Partners, L.P.

Exhibit 21.1

Subsidiaries of the Partnership	Jurisdiction of Incorporation / Formation
Cypress Brown Integrity - PUC, LLC	Delaware
Cypress Brown Integrity, LLC	Texas
CF Inspection Management, LLC	Delaware
Cypress Environmental Finance Corporation	Delaware
Cypress Energy Partners - 1804 SWD, LLC	North Dakota
Cypress Energy Partners - Bakken, LLC	Delaware
Cypress Energy Partners - Grassy Butte SWD, LLC	North Dakota
Cypress Energy Partners - Green River SWD, LLC	North Dakota
Cypress Energy Partners - Manning SWD, LLC	North Dakota
Cypress Energy Partners - Mork SWD, LLC	Delaware
Cypress Energy Partners - Mountrail SWD, LLC	Delaware
Cypress Municipal Water Services, LLC	Texas
Cypress Energy Partners - Tioga SWD, LLC	North Dakota
Cypress Energy Partners - Williams SWD, LLC	Delaware
Cypress Environmental Partners, LLC	Delaware
Cypress Environmental Services, LLC	Delaware
Tulsa Inspection Resources - Canada ULC	Alberta
Tulsa Inspection Resources - PUC, LLC	Delaware
Tulsa Inspection Resources, LLC	Delaware
Cypress Safety Services, LLC	Delaware